                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" and to the use of our reports dated March 26, 2004 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-114716) and related Prospectus of Nortek Holdings, Inc. for the registration of $515,000,000 aggregate principal amount due at maturity 10% Series B Senior Discount Notes due 2011.


                                                /s/ Ernst & Young LLP

Boston, Massachusetts
May 21, 2004